UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Firefly Aerospace Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42789	81-5194980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Arrow Point Drive, #109
Cedar Park, Texas	78613
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 893-5570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 6, 2025, Firefly Aerospace Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P Morgan Securities LLC, Jefferies LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the initial public offering (the “IPO”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Underwriting Agreement provides for the offer and sale by the Company of 19,296,000 shares of Common Stock (the “Firm Shares”) at a public offering price of $45.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,894,400 shares of Common Stock (the “Option Shares”). On August 7, 2025, the Underwriters exercised such option to purchase additional shares in full. The purchase price payable by the Underwriters for the Firm Shares and the Option Shares is $42.4125 per share.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

On August 8, 2025, the IPO closed and the Firm Shares and the Option Shares were delivered. The material terms of the IPO are described in the prospectus, dated August 6, 2025 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 8, 2025, pursuant to Rule 424(b) under the Securities Act. The IPO is registered with the Commission pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-288646) and the Company’s Registration Statement on Form S-1MEF (File No. 333-289335) which was declared effective immediately upon filing on August 6, 2025.

The foregoing summary description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the copy of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated by reference into this Item 1.01. In addition, for a summary description of relationships between the Company and the Underwriters, see the “Underwriting” section in the Prospectus.

New Credit Agreement

On August 8, 2025, the Company entered into a new revolving credit agreement (the “Credit Agreement”) by and among the Company, the banks party thereto and Wells Fargo Bank, National Association, as Administrative Agent. The Credit Agreement provides for a senior secured revolving credit facility in the aggregate principal amount of $125.0 million (the “Revolving Credit Facility”) that is guaranteed by certain of the Company’s wholly-owned domestic subsidiaries and secured by substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries, in each case, subject to customary exceptions, and includes a sublimit for the issuance of letters of credit in an amount up to $15.0 million and a sublimit for swingline loans in an amount up to $7.5 million.

The Revolving Credit Facility will mature on August 8, 2028. The loans under the Revolving Credit Facility bear interest at a variable rate per annum equal to, at the Company’s option, either (a) term SOFR plus a 3.00% spread or (b) alternative base rate (as set forth in the Credit Agreement) plus a 2.00% spread. A commitment fee of 0.375% per annum shall apply on the unused commitments under the Revolving Credit Facility.

The Revolving Credit Facility contains customary affirmative and negative covenants, including limitations on the Company’s ability and certain of the Company’s subsidiaries’ abilities, to (i) incur additional debt; (ii) create liens; (iii) make certain investments, loans and advances; (iv) sell assets; (v) pay dividends or make distributions or make other restricted payments; (vi) voluntarily prepay certain other indebtedness; (vii) engage in mergers or consolidations; (viii) change the business we and certain of our subsidiaries conduct; (ix) engage in certain transactions with affiliates; (x) enter into agreements that restrict dividends from subsidiaries; and (xi) amend certain charter documents and material agreements governing subordinated and junior indebtedness.

In addition, the Revolving Credit Facility requires the Company to comply with the following financial covenants (subject to certain equity cure rights):

•	Maintenance of minimum liquidity of $50.0 million, tested as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2025).

•

Maintenance of a minimum of free cash flow of negative $325.0 million (subject to increasing thresholds) tested as of the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2025).

•

At the Company’s election, and upon the Company achieving positive consolidated EBITDA (as calculated under the Credit Agreement) (a “Leverage Covenant Triggering Event”), the minimum liquidity covenant and the minimum free cash flow covenant will no longer be applicable, and the Company’s sole financial covenant following a Leverage Covenant Triggering Event will be maintenance of a maximum first lien net leverage ratio not to exceed 4.00:1.00, tested as of the last day of each fiscal quarter.

The Revolving Credit Facility contains customary events of default, including, among others: (i) failure to pay principal, interest, fees or other amounts under the Revolving Credit Facility when due taking into account any applicable grace period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Revolving Credit Facility subject to certain grace periods; (iv) a cross default with respect to other material indebtedness; (v) bankruptcy and insolvency events; (vi) a “change of control” and (vii) the invalidity or impairment of any loan document or any security interest.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

On August 8, 2025, the Company also terminated the Second Amended and Restated Financing Agreement among the Company, various lenders and U.S. Bank Trust Company, N.A. in its capacity as collateral agent for the lenders, dated May 20, 2024, as amended by the First Amendment to and Waiver Under Second Amended and Restated Financing Agreement, dated as of August 13, 2024, and as further amended, modified and amended and restated from time to time.

The Company has previously entered into commercial financial arrangements with certain of the lenders under the Revolving Credit Facility, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a lead arranger and/or representative for the underwriters for Company’s IPO in the United States and (2) as a lender and/or in other related capacities in connection with the Credit Agreement and the Revolving Credit Facility under the Credit Agreement.

Registration Rights Agreement

In connection with the IPO, on August 8, 2025, the Company entered into a Registration Rights Agreement with certain holders of its common stock (the “Registration Rights Agreement”) to amend and restate in its entirety, the Sixth Amended and Restated Investors’ Rights Agreement, dated October 31, 2024, pursuant to which, among other things, certain holders of its common stock are entitled to demand and piggyback registration rights with respect to the registration of their shares. With the exception of underwriting discounts, commissions, and certain other expenses, the Company will pay all expenses related to any demand or piggyback registration, subject to reasonable fees and disbursements of one counsel selected by the Majority Participating Investors (as defined in the Registration Rights Agreement).

Demand Registration Rights. At any time and from time to time, the Sponsor Investors (as defined in the Registration Rights Agreement) and/or, at any time after May 5, 2026, Astera Institute or its transferees (“Astera”), may request registration under the Securities Act of all or any portion of their registrable securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”), if available (any such requested registration, a “Demand

Registration”). The Sponsor Investors will be entitled to request an unlimited number of Demand Registrations and Astera will be entitled to request not more than two (2) Long-Form Registrations and an unlimited amount of Short-Form Registrations; provided that the anticipated aggregate offering value of the registrable securities requested to be registered in any (a) Long-Form Registration must equal at least $15,000,000 and (b) Short-Form Registration must equal at last $5,000,000.

Piggyback Registration Rights. Further, under the Registration Rights Agreement, subject to certain specified exceptions, if the Company proposes to register any of its securities under the Securities Act, the holders of shares having registration rights are entitled to notice and certain registration rights allowing them to include their shares in the Company’s piggyback registration.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Registration Rights Agreement attached hereto as Exhibit 10.2, which is incorporated by reference into this Item 1.01. In addition, for a summary description of material relationships between the Company and the stockholders party to the Registration Rights Agreement, see the section titled “Certain Relationships and Related Party Transactions” in the Prospectus, which is incorporated herein by reference.

Director Nomination Agreement

In connection with the IPO, on August 6, 2025, the Company entered into a Director Nomination Agreement with certain stockholders (the “Director Nomination Agreement”). A summary description of the Director Nomination Agreement is contained in the Prospectus under the section titled “Certain Relationships and Related Party Transactions—Agreements with our Significant Stockholders—Director Nomination Agreement” and is incorporated herein by reference. Such summary description does not purport to be complete and is qualified in its entirety by reference to the Director Nomination Agreement attached hereto as Exhibit 10.3, which is incorporated by reference into this Item 1.01. In addition, for a summary description of material relationships between the Company and the stockholders party to the Director Nomination Agreement, see the section titled “Certain Relationships and Related Party Transactions” in the Prospectus, which is incorporated herein by reference.

Amended and Restated Consulting Agreement

In connection with the IPO, on August 8, 2025, the Company entered into an Amended and Restated Consulting Agreement (the “Consulting Agreement”) with AE Industrial Operating Partners, LLC (“AE Operating”), an affiliate of one of our principal stockholders. Pursuant to the Consulting Agreement, the Company will pay AE Operating an annual fee of approximately $2.4 million for consulting and advisory services until the earlier of: (i) August 8, 2027, or (ii) the time AE Industrial Partners, LP beneficially owns less than 10% of our outstanding common stock. Such summary description does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the copy of the Consulting Agreement attached hereto as Exhibit 10.4, which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “New Credit Agreement” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.

The information provided under this Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2025, Pamela Braden, Kevin McAllister, Jon Lusczakoski and Ryan Boland were appointed to the Company’s board of directors. Information regarding biographical information, the committees upon which these directors are expected to serve, related party transactions involving any of these directors and the compensation plans in which such directors participate was previously reported (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended) in the Prospectus.

On or around August 8, 2025, in connection with the IPO, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements provide the Company’s directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law. These indemnification rights are not exclusive of any other right that an indemnified person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws (each as defined below), any agreement, or vote of stockholders or disinterested directors or otherwise. The foregoing summary description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement included herewith as Exhibit 10.5, which is incorporated by reference into this Item 5.02.

Also in connection with the IPO, on August 8, 2025, the Company adopted the Firefly Aerospace Inc. 2025 Omnibus Incentive Plan (the “Omnibus Plan”) and the Firefly Aerospace Inc. 2025 Employee Stock Purchase Plan (the “ESPP”). A summary description of the Omnibus Plan and the ESPP is contained in the Prospectus under the section titled “Executive Compensation—Actions Taken in Connection with this Offering” and is incorporated herein by reference. Such summary description does not purport to be complete and is qualified in its entirety by reference to the copy of the Omnibus Plan attached hereto as Exhibit 10.6 and the copy of the ESPP attached hereto as Exhibit 10.7, both of which are incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2025, the Company filed an amended and restated certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (the “Bylaws”), each of which became effective on August 8, 2025. A summary description of the Certificate of Incorporation and the Bylaws is contained in the Prospectus under the section titled “Description of Capital Stock” and is incorporated herein by reference. Such summary description does not purport to be complete and is qualified in its entirety by reference to the copy of the Certificate of Incorporation attached hereto as Exhibit 3.1 and the copy of the Bylaws attached hereto as Exhibit 3.2, both of which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 6, 2025, among Firefly Aerospace Inc. and Goldman Sachs & Co. LLC, J.P Morgan Securities LLC, Jefferies LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters named in Schedule I thereto.

3.1	Amended and Restated Certificate of Incorporation of Firefly Aerospace Inc.

3.2	Amended and Restated Bylaws of Firefly Aerospace Inc.

10.1	Credit Agreement, dated as of August 8, 2025, among Firefly Aerospace Inc., the other loan parties party thereto, the lenders and issuing banks party thereto, and Wells Fargo Bank, National Association, as administrative agent.

10.2	Registration Rights Agreement, dated as of August 8, 2025, by and among Firefly Aerospace Inc. and the stockholders party thereto.

10.3	Director Nomination Agreement, dated as of August 6, 2025, by and among Firefly Aerospace Inc. and the stockholders party thereto.

10.4	Amended and Restated Consulting Agreement, dated as of August 8, 2025, between Firefly Aerospace Inc. and AE Industrial Operating Partners, LLC.

10.5	Form of Indemnification Agreement between Firefly Aerospace Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 28, 2025).

10.6	Firefly Aerospace Inc. 2025 Omnibus Incentive Plan.

10.7	Firefly Aerospace Inc. 2025 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREFLY AEROSPACE INC.

Date: August 8, 2025	By:	/s/ Jason Kim
Jason Kim
Chief Executive Officer